Exhibit 99.01

Keynote Reports First Fiscal Quarter 2012 Results

  Keynote Posts $33.1 Million in Quarterly Revenue
  Exceeds Revenue, GAAP EPS and Non-GAAP EPS Guidance
  Quarterly Cash Dividend of $0.06 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--January 31, 2012--Keynote® Systems (NASDAQ:KEYN), the global leader in Internet and mobile cloud monitoring, reported financial results for its first fiscal quarter ended December 31, 2011, which include results from the acquisition of DeviceAnywhere.

Umang Gupta, Chairman and CEO of Keynote, said: “We delivered strong first quarter results across all our businesses reflecting growth supported by positive seasonality. Secular trends, including growth in ecommerce and cloud computing, continue to drive activity in our Internet business, which yielded record revenue. Our Keynote-SIGOS business grew in the quarter and benefited from some early project acceptances. Keynote-DeviceAnywhere performed to expectations after factoring in acquisition-related accounting adjustments, and we look forward to opportunities we see in the enterprise mobile testing market.”

Quarter Ended December 31, 2011 Compared to Quarter Ended December 31, 2010

Revenue was $33.1 million for first fiscal quarter of 2012, compared to $24.8 million in the first fiscal quarter of 2011. Revenue from Keynote-DeviceAnywhere was $4.1 million in the first fiscal quarter of 2012. Keynote-DeviceAnywhere deferred revenue at the date of acquisition was reduced by approximately $2.0 million for acquisition related adjustments, of which approximately $600,000 impacted first quarter revenue.

Total costs and expenses for the quarter, were $27.6 million, compared to $21.2 million. This increase was primarily due to $5.7 million of expenses associated with the Keynote-DeviceAnywhere acquisition, which included $1.5 million of amortization of purchased intangibles, acquisition expenses and stock-based compensation. Also included in operating expenses is a non-cash benefit related to an estimated $2 million earnout liability associated with the DeviceAnywhere acquisition that was subsequently released. Operating income was $5.4 million, compared to an operating income of $3.7 million. Net income for the first fiscal quarter of 2012 was $4.1 million, or $0.22 per diluted share, compared to net income of $3.6 million, or $0.23 per diluted share. Non-GAAP net income for the first fiscal quarter of 2012 was $6.0 million, or $0.32 per diluted share, compared to $5.1 million, or $0.32 per diluted share. The company defines non-GAAP net income (loss) as GAAP net income (loss) adjusted for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. Non-GAAP net income (loss) per diluted share equals non-GAAP net income (loss) divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of Adjusted EBITDA provides a useful measure of operations. The company defines Adjusted EBITDA as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expenses), net and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. Adjusted EBITDA was $7.4 million for the first fiscal quarter of 2012, or 22% of revenue, compared to $6.1 million, or 24% of revenue.

Cash provided by operating activities was $1.5 million for the first fiscal quarter of 2012, compared to $2.3 million. Keynote defines free cash flow as cash flow from operations less cash used to purchase property, equipment and software. The company used free cash flow of $98,000 for the first fiscal quarter of 2012, compared to generating $1.9 million in the first fiscal quarter of 2011.

Balance Sheet

At December 31, 2011, Keynote had $40.0 million in cash, cash equivalents, and short-term investments. Net deferred revenue was $17.4 million at December 31, 2011, compared to $18.5 million at September 30, 2011. The total shares outstanding at both December 31, 2011 and September 30, 2011 were 17.3 million.

Quarterly Cash Dividend

The board of directors approved a quarterly cash dividend of $0.06 per common share, payable March 15, 2012 to common stockholders of record at the close of business on March 1, 2012.

Expectations for the Second Fiscal Quarter of 2012

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the second fiscal quarter of 2012:

  Total revenue is expected to be between $29.0 million and $31.0 million.
  GAAP net income per diluted share is expected to be between $(0.03) and $0.03.
  Non-GAAP net income per diluted share is expected to be between $0.12 and $0.18.

  The above guidance is based on the following assumptions:
  The second fiscal quarter results are seasonally lower than other quarters for Keynote’s Internet business and, due to the revenue recognition standards change implementation, this seasonality now extends to Keynote-SIGOS and Keynote-DeviceAnywhere.
  The second fiscal quarter negative impact of DeviceAnywhere acquisition related adjustments to reduce deferred revenue is expected to be approximately $700,000 on recognized revenue.
  Foreign exchange rates are expected to have a negative impact on revenue in the second fiscal quarter, and depending on rate trends, could also be felt in future quarters.
  Cost structure in the second fiscal quarter will be approximately the same as the cost structure in the first fiscal quarter excluding any unusual items related to the acquisition of Keynote-DeviceAnywhere.
  Total stock-based compensation expense and amortization of purchased intangibles is expected to be approximately $3.0 million.
  Depreciation is expected to be approximately $1.3 million.
  Interest income and other, net is expected to be $(100,000) assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash.
  Cash taxes paid from on-going operations is expected to be approximately $200,000.
  Diluted weighted average shares outstanding are expected to be approximately 18.7 million shares, assuming some additional issuances of equity or equity-related securities and no significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PST) today, January 31, 2012. To access the call in the U.S., please dial (800) 588-4973, and for international callers dial (847) 230-5643. Callers may provide the following confirmation number 31488045 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The webcast can be accessed at www.keynote.com and is available for replay for 90 days. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 31488045#.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share and other results, and the related underlying assumptions in calculating those amounts including foreign exchange rates, the impact of the recent acquisition and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to the integration of the acquisition, including retaining customers and employees, the uncertain impact global economic conditions, particularly in Europe, will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current and recently acquired services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the risk that Keynote’s recent revenue growth may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, unforeseen expenses or liabilities associated with Keynote’s recent acquisition, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2011, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net income per share, Adjusted EBITDA and free cash flow. These measures are not based on any standardized methodology prescribed by United States generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income (loss) is calculated by adjusting GAAP net income (loss) for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. Non-GAAP net income (loss) per share is calculated by dividing Non-GAAP net income (loss) by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase property, equipment and software. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items. In the first fiscal quarter of 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also uses this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating its business and operations.

About Keynote Systems

Keynote® Systems, Inc., (NASDAQ:KEYN) is the global leader in Internet and mobile cloud testing and monitoring. Keynote maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 4,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere™ is an enterprise-class, cloud-based, mobile application lifecycle management (ALM) testing & quality assurance platform. It is used by over 1,000 mobile developers and enterprises to deliver mobile applications, content and services faster while reducing downtime and testing costs.

Keynote SIGOS offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote’s 4,000 customers represent top Internet and mobile companies and include American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE.

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, Data Pulse®, CustomerScope®, Customer Experience Rankings®, Perspective®, Keynote Red Alert®, WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, The Mobile & Internet Performance Authority®, FlexUse®, DeviceAnywhere® DemoAnywhere®, DeviceAnywhere Proof Center®, DeviceAnywhere Test Center®, MonitorAnywhere®, and all other related trademarks, trade names, logos, characters, design and trade dress and may not be used without written permission. All other trademarks are the property of their respective owners.

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)

	Three Months Ended
	Dec 31,	Sept 30,	Dec 31,
	2011	2011	2010
Net revenue	$33,079	$27,504	$24,833
Costs and expenses:
Costs of revenue:
Direct costs of revenue	8,594	7,159	5,843
Development	4,379	3,558	3,035
Operations	2,496	2,195	1,911
Amortization of intangible assets-software	465	419	419
Total costs of revenue	15,934	13,331	11,208
Sales and marketing	9,138	7,335	7,193
General and administrative	4,108	3,464	2,848
Change in fair value of acquisition-related contingent consideration	(2,000)	-	-
Excess occupancy income, net	(350)	(285)	(246)
Amortization of intangible assets - other	810	138	151
Total costs and expenses	27,640	23,983	21,154
Income from operations	5,439	3,521	3,679
Interest income and other, net	60	(328)	216
Income before provision (benefit) for income taxes	5,499	3,193	3,895
Provision for income taxes	(1,378)	(724)	(268)
Benefit from release of deferred tax assets valuation allowance	-	37,282	-
Net income	$4,121	$39,751	$3,627

Net income per share:
Basic	$0.24	$2.33	$0.24
Diluted	$0.22	$2.16	$0.23
Weighted average common shares outstanding:
Basic	17,294	17,077	15,006
Diluted	18,518	18,444	15,724

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	Dec 31, 2011	Sept 30, 2011

Assets
Current assets:
Cash, cash equivalents and short-term investments	$39,975	$101,380
Accounts receivable, net	19,697	14,738
Prepaids, deferred costs and other current assets	3,027	3,002
Inventories	1,758	1,502
Deferred tax assets	6,278	7,582
Total current assets	70,735	128,204
Deferred costs and other long-term assets	918	810
Property and equipment, net	35,671	34,424
Goodwill	110,510	62,459
Identifiable intangible assets, net	13,538	1,653
Deferred tax assets	33,569	32,851
Total assets	$264,941	$260,401

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,456	$2,410
Accrued expenses	11,292	9,450
Deferred revenue	15,405	16,151
Total current liabilities	30,153	28,011
Deferred rent and other long term liabilities	3,785	3,811
Long-term deferred revenue	2,002	2,388
Total liabilities	35,940	34,210

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	312,423	312,057
Accumulated deficit	(82,945)	(87,066)
Accumulated other comprehensive income	(494)	1,183
Total stockholders’ equity	229,001	226,191
Total liabilities and stockholders’ equity	$264,941	$260,401

Keynote Systems, Inc. and Subsidiaries GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data) (unaudited)

	Three Months Ended
	Dec 31,	Sept 30,	Dec 31,
	2011	2011	2010

GAAP net income	$4,121	$39,751	$3,627
Provision for income taxes	1,378	724	268
Benefit from release of deferred tax assets valuation allowance	-	(37,282)	-
Stock-based compensation **	1,328	1,020	795
Amortization of intangible assets – other	810	138	151
Amortization of intangible assets – software	465	419	419
Change in fair value of acquisition-related contingent consideration	(2,000)	-	-
Non-GAAP income before income tax	6,102	4,770	5,260
Cash taxes from on-going operations	(86)	152	(166)
Non-GAAP net income	$6,016	$4,922	$5,094
Weighted average diluted common shares outstanding	18,518	18,444	15,724

Non-GAAP net income per share	$0.32	$0.27	$0.32

Adjusted EBITDA
GAAP net income	$4,121	$39,751	$3,627
Provision for income taxes	1,378	724	268
Benefit from release of deferred tax assets valuation allowance	-	(37,282)	-
Interest income and other, net	(60)	328	(216)
Stock-based compensation **	1,328	1,020	795
Amortization of intangible assets – other	810	138	151
Amortization of intangible assets – software	465	419	419
Depreciation	1,334	1,133	1,006
Change in fair value of acquisition-related contingent consideration	(2,000)	-	-
Adjusted EBITDA	$7,376	$6,231	$6,050

** Stock-based compensation by category
Direct costs of revenue	$166	$127	$96
Development	305	230	177
Operations	143	124	107
Sales and marketing	431	386	291
General and administrative	283	153	124
	$1,328	$1,020	$795

Keynote Systems, Inc. and Subsidiaries REVENUE DETAIL (in thousands) (unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2012
Internet:
Web measurement subscriptions	$8,119	-	-	-	$8,119
Other subscriptions	4,295	-	-	-	4,295
Engagements	3,090	-	-	-	3,090
Internet net revenue	15,504	-	-	-	15,504
Mobile:
Subscriptions	5,593	-	-	-	5,593
Ratable licenses	1,583	-	-	-	1,583
System licenses	5,755	-	-	-	5,755
Maintenance and support	4,644	-	-	-	4,644
Mobile net revenue	17,575	-	-	-	17,575
Net revenue	$33,079	-	-	-	$33,079

Mobile net revenue by customer type
Enterprise	$5,943	-	-	-	$5,943
Telecommunications	11,632	-	-	-	11,632
Mobile net revenue	$17,575	-	-	-	$17,575

FY 2011
Internet:
Web measurement subscriptions	$7,275	$7,373	$7,865	$7,981	$30,494
Other subscriptions	3,448	2,784	2,846	3,316	12,394
Engagements	2,185	2,600	2,735	2,919	10,439
Internet net revenue	12,908	12,757	13,446	14,216	53,327
Mobile:
Subscriptions	3,195	3,234	4,149	4,180	14,758
Ratable licenses	4,571	3,687	3,426	2,594	14,278
System licenses	1,992	1,262	3,112	3,858	10,224
Maintenance and support	2,167	3,167	2,453	2,656	10,443
Mobile net revenue	11,925	11,350	13,140	13,288	49,703
Net revenue	$24,833	$24,107	$26,586	$27,504	$103,030

Mobile net revenue by customer type
Enterprise	$1,109	$1,249	$2,035	$1,635	$6,028
Telecommunications	10,816	10,101	11,105	11,653	43,675
Mobile net revenue	$11,925	$11,350	$13,140	$13,288	$49,703

FY 2010
Internet:
Web measurement subscriptions	$6,170	$6,593	$6,584	$7,105	$26,452
Other subscriptions	3,665	2,569	2,648	3,154	12,036
Engagements	2,544	1,893	2,164	2,187	8,788
Internet net revenue	12,379	11,055	11,396	12,446	47,276
Mobile:
Subscriptions	2,374	2,510	2,718	2,770	10,372
Ratable licenses	5,956	5,791	5,159	5,297	22,203
Mobile net revenue	8,330	8,301	7,877	8,067	32,575
Net revenue	$20,709	$19,356	$19,273	$20,513	$79,851

Mobile net revenue by customer type
Enterprise	$1,036	$932	$1,028	$1,063	$4,059
Telecommunications	7,294	7,369	6,849	7,004	28,516
Mobile net revenue	$8,330	$8,301	$7,877	$8,067	$32,575

Keynote Systems, Inc. and Subsidiaries CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW (in thousands) (unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2012
Total Revenue	$33,079	-	-	-	$33,079
Cash Flow from Operations	$1,510	-	-	-	$1,510
% of Revenue	5%	-	-	-	5%
Purchase of PP&E	$1,608	-	-	-	$1,608
Free Cash Flow	$(98)	-	-	-	$(98)
% of Revenue	(0%)	-	-	-	(0%)

FY 2011
Total Revenue	$24,833	$24,107	$26,586	$27,504	$103,030
Cash Flow from Operations	$2,324	$6,693	$4,560	$5,686	$19,263
% of Revenue	9%	28%	17%	21%	19%
Purchase of PP&E	$470	$1,693	$795	$1,379	$4,337
Free Cash Flow	$1,854	$5,000	$3,765	$4,307	$14,926
% of Revenue	7%	21%	14%	16%	14%

FY 2010
Total Revenue	$20,709	$19,356	$19,273	$20,513	$79,851
Cash Flow from Operations	$(95)	$1,749	$6,272	$4,805	$12,731
% of Revenue	(0%)	9%	33%	23%	16%
Purchase of PP&E	$775	$653	$961	$840	$3,229
Free Cash Flow	$(870)	$1,096	$5,311	$3,965	$9,502
% of Revenue	(4%)	6%	28%	19%	12%

CONTACT:
LHA
Kirsten Chapman, 415-433-3777 (Investor Relations)
KEYNLHA@lhai.com
or
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Media)
dberkowitz@keynote.com